Exhibit 10-3

Amendment to March 20, 2008 Buckhorn and CSI Agreement

Whereas, Consolidation Services Inc (“CSI”) and Buckhorn Resources LLC (“Buckhorn”) entered into an agreement dated March 20th , 2008 (“Agreement”) which provided for the issuance of 1,093,750 restricted shares of CSI common stock to the undersigned three parties (“Share Owners”); and

Whereas, the undersigned parties desire to amend the Agreement effective April 26, 2009 as specified herein; and

Whereas, the restricted shares are subject to a lock up agreement, pursuant to the Agreement, which limits the number of shares which can be sold to 21,034 shares per week, which cannot commence in public markets until July 1, 2009; and

Whereas, CSI has an obligation to guarantee that the sellers of said shares receive at least $1.92 per share for any shares; and

Whereas, certain revenue milestones from the mining projects have not been met as anticipated when the Agreement was signed by the parties, and

Whereas, share liquidity of CSI common shares is less than anticipated due to the previous "Whereas" and the current economic situation; and

Whereas, CSI is permitted to commence buying the restricted shares in private transactions prior to July 1, 2009.

Now Therefore; the undersigned parties agree to amend the Agreement concerning the sale of restricted shares as follows:

1)	CSI agrees to purchase the restricted shares directly from the Share Owners at a price of $1.92 per share on the following terms.
2)	CSI agrees to allocate 25% of CSI’s revenues from the Buckhorn coal projects to repurchase the shares on a monthly basis.
3)
The undersigned share owners agree to sell their restricted shares directly to CSI for $1.92 per share and they agree not to sell any of said shares through public markets or to third parties except as provided for herein.

4)
The Weekly Quota of 21,034 shares shall be replaced by a monthly number which shall be calculated by: Dollars received by CSI for any given month from the Buckhorn coal mining project times 25% divided by $1.92 which shall equal the number of restricted shares which shall be sold by the undersigned share owners to CSI.

5)
All the undersigned parties understand that the monthly repurchase under the terms of this amendment may result in all 1,093,750 shares being purchased quicker or slower than the fifty two weeks contemplated in the Agreement.

6)
Any of the undersigned Share Owners may elect to retain shares which are eligible for sale by the above formula by notifying CSI in writing; however, said retained shares cannot be sold in public markets until all the shares offered for sale by the undersigned share owners are repurchased by CSI, except as provided for in item 7 below.

7)
In the event the common stock of CSI has closed above $2.25/share for the last trade in public markets for the fifteen consecutive trading days immediately prior to that months scheduled repurchase of shares by CSI; the Share Owner(s) may elect to sale that months quota in public markets at any time, at Share Owner(s) discretion.

8)
The number of shares which shall be repurchased from each of the three undersigned Share Owners shall be determined based upon the percentage ownership by the individual Share Owner as a part of the 1,093,750 share total, unless agreed to in writing by all the undersigned parties.

9)	When Share Owners elect to retain shares eligible for repurchase by CSI per items 4, 6 and 7; CSI shall cease to have any obligation to guarantee the $1.92 price for said shares.

Witnesseth, the signatures of the parties hereto on the day and date set forth hereinabove.

Consolidation Services Inc.                                       Undersigned Share Owners
                                                                                       1,093,750 shares total

/s/ Johnny R. Thomas
Johnny R. Thomas, President                                     /s/ Billy David Altizer
                                                                                         Billy David Altizer
                                                                                         215,161 shares

                                                                                        /s/ Pat Mitchell
                                                                                        Pat Mitchell Enterprises, Inc.
                                                                                        212,274 shares

                                                                                        /s/ Howard Prevette  &  /s/ W. Dale Harris
                                                                                        Timber Mine Enterprises
                                                                                         666,315 shares